UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 4, 2007

DAIRY FRESH FARMS INC.

Nevada	333-111486	98-0407549
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number )	(I.R.S. Employer Identification No.)

413 Churchill Avenue N. Ottawa, Ontario, Canada	K1Z 5C7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 613-724-2484
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2007, Nicolas Matossian, Robert C. Harrison, Don Paterson resigned as members of the Board of Directors of the Company. To the knowledge of the Board of Directors, neither Nicolas Matossian, Robert C. Harrison nor Don Paterson had no disagreement with the Company on any matter related to the Company's operations, policies or practices. In addition, Robert C. Harrison resigned his position as President and Chief Executive Officer and Don Paterson resigned as Chief Financial Officer.

On December 4, 2007, Ian Morrice, the remaining member of the Board of Directors, appointed John Parry, Allen Soltis, Ron Evans, C.A., and David C. Hayes were appointed as members of the Board of Directors of the Company. In addition, Mr. Morrice has been appointed as the Chief Executive Officer, Mr. Evans has been appointed as the Chief Financial Officer, and Mr. Soltis has been appointed as the Chief Operating Officer. At this time, no employment agreements have been executed and no compensation arrangements have been finalized.

Their biographies are below:

John Parry is a Petroleum Landman with 29 years of experience in all aspects of Petroleum land and exploration management in Canada and the United States. From 2002 through the present, he has been employed by Canadian Natural Resources Limited as a Senior Mineral Negotiator. Previously Mr. Parry has consulted to oil and gas companies and, prior to 2002, was the President and Director of Torino Oil & Gas Limited, a publicly traded exploration and production company active in Canada and the United States. Mr. Parry has a Bachelor of Arts Degree from the University of Calgary in Political Science and Economics; he is also a member of the Canadian Association of Petroleum Landmen and the American Association of Petroleum Landmen.

Ron Evans has been the Chief Financial Officer of Great Bear Explorations Inc. since 2005 and is a member of the Board of Directors and Chief Financial Officer of Lotta Coal, Inc. since February, 2007. Mr. Evans is a member of the Board of Directors and Chief Financial Officer of Synergy Oil & Gas, Inc. from January 2005 to present. Mr. Evans was a chartered accountant and partner in a Vancouver-based insolvency and restructuring practice, Choo Manning, Inc. and D. Manning & Associates, Inc. from June 2001 through July 2007. Mr. Evans has more than 25 years professional and business experience in Canada and New Zealand, including receiverships, viability assessments, business restructuring and workouts, forensic accounting and due diligence. Mr. Evans has advised and/or been actively involved as a principal in numerous business startups and in restructuring activities over the last ten years, and in his professional capacity consults to institutions and shareholder groups both on formal appointments as Receiver (either by Court or Client appointment) and on viability and turnaround strategies for businesses in financial distress or with shareholder or other disputes that threaten the financial stability of the business.

Mr. Soltis has been a director and Chief Operating Officer of Great Bear Explorations Inc since 2005. Mr. Soultis worked for Synergy from 2004 through the present. In addition, he worked as an independent Forestry Facility consultant from 1995 to 2005. He brings over 25 years of business experience, primarily in the area of negotiations with First Nations groups in British Columbia, Alberta and Saskatchewan, including the drafting of co-management agreements, and negotiations involving resource development and treaty issues. Mr. Soltis has worked on a large number projects involving different resources in the past, and was part of a team that explored and drilled natural gas wells in the Cummings and Viking Zones in the Grand Prairie area. He has been the team leader for consultants to oil companies in negotiations for land rights and acquisition, and has successfully acquired for such companies over 300,000 ha of land for exploration.

Mr. Hayes, from 2001 through the present, has been a member of the Board of Directors and Chief Financial Offices for Penn Biotech, Atlas Technology Group, Digifonica International, Canam Uranium Corp. and as a member of the Board of Directors of Lotta Energy Inc. After earning his Ph.D. in Accounting at Ohio State University, David Hayes worked as a tenured professor in the Faculty of Commerce at The University of British Columbia for almost ten years, from 1975 through 1985. Subsequently, he has been primarily involved in the financial services industry in a number of executive positions in both the brokerage and portfolio management sides of the business.

Section 9.01 - Financial Statements and Exhibits

(c)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 5, 2007

Dairy Fresh Farms, Inc.

By:	/s/ Ian Morrice
Ian Morrice Director